UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 10, 2015

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On June 10, 2015, in response to a reporter’s questions at a media briefing held by federal response coordinators working on the May 19, 2015 crude oil release from the Las Flores to Gaviota Pipeline (“Line 901”) in Santa Barbara County, California owned by Plains All American Pipeline, L.P. (“Plains”), a representative of Plains confirmed that estimated spill response and cleanup costs incurred by Plains through June 9, 2015 totaled approximately $65 million, which, based on the approximate 21 days following the release on May 19, represents an average of approximately $3 million per day.

Shoreline clean-up assessment teams working under the Unified Command have determined that approximately 75% to 80% of the affected shoreline has achieved end-point cleanup goals. Decisions regarding the deployment of resources are made on a daily basis by the Unified Command in consultation with Plains based on the Unified Command’s determination of the cleanup tasks to be performed on a particular day. Accordingly, future resource needs, and associated costs, are difficult to estimate; however, such resource costs should trend down as additional shoreline segments achieve end-point cleanup goals and as the Unified Command’s assessment of conditions on the water improves.  By way of reference, for the 21 day period from May 20th through June 9th, the number of personnel working on the response and cleanup quickly increased from approximately 250 to approximately 1,000 during the first seven days and ranged between approximately 1,100 and 1,400 people during the next thirteen days. For the same 21 day period, the number of vessels deployed in connection with the cleanup effort has generally ranged between 15 and 25 vessels for the first 18 days, but dropped to eight vessels and three vessels on June 7th and 8th, respectively, based on the Unified Command’s assessment of “improving conditions” on the water and the fact that no oil was found in the on-water recovery area since June 3rd.

At this time, the total costs to be incurred by Plains in connection with the Line 901 incident and the extent of any civil, regulatory or criminal proceedings that may be brought, are not reasonably capable of estimation or determination, although Plains expects its insurance coverage to apply, subject to coverage terms and deductibles.

Interested parties may visit www.plainsline901response.com for updates from Plains regarding the Line 901 release and information on related topics.  Updates on the efforts of the Unified Command to investigate and remedy the release are available by visiting www.plainsupdate.com or www.refugioresponse.com.  These links are also accessible through the Plains website at www.plainsallamerican.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: June 11, 2015	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President